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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A
                              Amendment Number One

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 February 9, 2001
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                        Socrates Technologies Corporation
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             (Exact name of registrant as specified in its charter)

            Delaware                  0-26614               54-1707718
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(State or other jurisdiction of     (Commission          (I.R.S. Employer
 incorporation or organization)     File Number)        Identification No.)


8133 Leesburg Pike, Suite 770, Vienna, Virginia                22182
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  (Address of principal executive offices)                (Zip code)

               Registrant's telephone number, including area code:
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                                 (703) 288-6500

          Former name or former address, if changed since last report:
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                        Socrates Technologies Corporation
                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.    Changes in Control of Registrant.
           None.

Item 2.    Acquisition or Disposition of Assets.
           None.

Item 3.    Bankruptcy or Receivership.
           None.

Item 4.    Changes in Registrant's Certifying Accountant.
           None.

Item 5.    Other Events.

Item 6.   Resignation of Directors.

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         Dr. Ashok Rattehalli resigned as Chairman of Registrant's Board on
January 24, 2001. Dr. Rattehalli continues to serve as a member of Registrant's Board.

          On January 31, 2001, Clark C. Easter and Michael A. Shoemaker resigned as directors from the Registrant' Board.

            Paul W. Richter, General Counsel and Secretary of the Company is no longer associated with the Registrant since January 31, 2001. The Company is in the process of retaining Paul Richter's legal services on a consulting basis.

         Richard Prins resigned as director from the Registrant's Board on February 7, 2001.

         Individual "Letters of Resignation" issued by resigning members of the board will be filed by amendment. Registrant is looking to replace the three outside directors as expeditiously as possible. The remaining Members of Registrant's Board are Dr. Ashok Rattehalli as outside director and Andreas A. Keller who is the only senior officer of the Registrant serving as VP Finance. Fred Sajedi serves as Chief Executive Officer for the two operating subsidiaries, Networkland and Technet.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.
           Exhibits:
                  None

Item 8.    Change in Fiscal Year.
           None.


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 9, 2001
                                         /s/ Andreas A. Keller
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                                         Andreas A. Keller, VP Finance